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                                                                      EXHIBIT 99

                      RESTAURANT DEVELOPMENT GROUP, INC.

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Restaurant Development Group, Inc. (The "Company") will be held at 2929 Allen Parkway, 25th Floor, in the offices of Equus II Incorporated in Houston, Texas on ___________, ______________, 1997, at 10:00 a.m. local time for the following purpose:

         1. To adopt the following resolution (the "Resolution") ratifying and authorizing the final consummation of transactions between the Company and Checkers Drive-In Restaurants, Inc. ("Checkers") whereby the Company will receive registered shares of Checkers Common Stock in exchange for a promissory note issued by Checkers to the Company, as such transactions are described in the Checkers registration statement on Form S-4, dated _________________, 1997 (the "Registration Statement):

                  RESOLVED, that the actions of the Company's board of directors and its officers in the negotiation, execution and delivery of the Purchase Agreement and Amendments Numbers 1,
                  2 and 3 thereto, are hereby ratified, confirmed and approved, and the Transaction, as described in the Checkers Registration Statement, is hereby approved in all respects, and the officers and directors of the Company are hereby authorized and directed to take all necessary and appropriate actions to consummate the Transaction.

         YOU ARE ENCOURAGED TO REVIEW THE REGISTRATION STATEMENT, A COPY OF WHICH IS ENCLOSED WITH THIS NOTICE. THE MANAGEMENT OF THE COMPANY IS NOT SOLICITING PROXIES FOR THIS SPECIAL MEETING AND DOES NOT HEREBY RECOMMEND A VOTE FOR OR AGAINST THE ADOPTION OF THE RESOLUTION. If you cannot be present at the meeting, you may designate, in writing, a proxy to vote on your behalf at the special meeting of stockholders. Stockholders of record on _____________, 1997, the record date for the special meeting shall be entitled to vote their Common Stock (as defined below) at the special meeting either in person or by proxy.

         As of the record date, there were 1,204,371 shares of the Company's common stock, .01 cents par value (the "Common Stock"), outstanding. The holders of outstanding shares of Common Stock are entitled to one vote for each share. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock represented at the special meeting, assuming a quorum is present, will be necessary for the adoption of the Resolution.

         By order of the Board of Directors.

                                    Sam Douglass
                                    Secretary